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                                                                    EXHIBIT 99.1


                 AMENDMENT TO PREFERRED SHARES RIGHTS AGREEMENT

               THIS AMENDMENT (the "Amendment"), dated as of November 9, 1998, is between Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

                                    RECITALS

               A. The Company and the Rights Agent (as successor to Wells Fargo Bank, N.A. which was acquired by the Rights Agent) are parties to a Preferred Shares Rights Agreement dated as of September 13, 1996 (the "Rights Agreement").

               B. Elan Corporation, plc, a public limited company organized under the laws of Ireland ("Elan"), Elan International Services, Ltd., a Bermuda corporation and a wholly owned subsidiary of Elan ("EIS"), and the Company have entered into a series of transactions (the "Elan Transactions"), pursuant to the terms of that certain Stock Purchase Agreement, dated September 30, 1998 (the "Stock Purchase Agreement"), by and between the Company and EIS, that certain Securities Purchase Agreement, dated November 6, 1998 (the "Securities Purchase Agreement"), by and between the Company, Elan and EIS, dated November 6, 1998, and that certain Development, Licence and Supply Agreement, dated November 9, 1998 (the "License Agreement"), by and between the Company and Elan. The Stock Purchase Agreement, the Securities Purchase Agreement and the License Agreement are collectively referred to herein as the Elan Transaction Documents.

               C. The Board of Directors of the Company has approved the Elan Transaction Documents and the Elan Transactions.

               D. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing and certain other matters and the Company and the Rights Agent desire to evidence such amendment in writing.

               Accordingly, the parties agree as follows:

               1. Amendment to definition of "Acquiring Person" set forth in
Section 1(a). The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

               "Notwithstanding anything in this Agreement to the contrary, neither Elan Corporation, plc, a public limited company organized under the laws of Ireland ("Elan"), nor Elan International Services, Ltd., a Bermuda corporation ("EIS"), nor any Affiliates of Elan or EIS shall be deemed to be an Acquiring Person by virtue of (i) their beneficial ownership on or before November 9, 2005 of an aggregate of up to twenty-five percent (25%) of the outstanding capital stock of


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the Company on a fully diluted basis or (ii) their beneficial ownership after
November 9, 2005 of a percentage of the then outstanding Common Shares, equal to the percentage of the then outstanding Common Shares of the Company beneficially owned by Elan, EIS and their Affiliates on November 9, 2005, to the extent their beneficial ownership exceeds twenty percent (20%) on such date. In determining whether Elan, EIS or any of their respective Affiliates shall be deemed to be an Acquiring Person, shares of Common Stock that are beneficially owned by such Person and acquired pursuant to the Securities Purchase Agreement, entered into as of November 6, 1998, between the Company, Elan and EIS, as it may be amended or supplemented from time to time (the "Securities Purchase Agreement"), and the Development, Licence and Supply Agreement, entered into as of November 9, 1998, between the Company and Elan, as it may be amended or supplemented from time to time (the "License Agreement"), or upon conversion of the Company's Zero Coupon Convertible Senior Notes due 2008 (the "Notes"), or which are beneficially owned by such Person as a result of the ownership by such Person of the Notes, shall not be counted unless such Person shall beneficially own additional shares of Common Stock that are acquired by such Person other than pursuant to the Stock Purchase Agreement entered into as of September 30, 1998, between the Company and EIS, as it may be amended or supplemented from time to time (the "Stock Purchase Agreement"), the Securities Purchase Agreement, the License Agreement or the Notes.

               2. Amendment to definition of "Distribution Date" set forth in
Section 1(h). The definition of "Distribution Date" set forth in Section 1(h) of the Rights Agreement is amended to add the following sentence at the end thereof.

               "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of (i) the beneficial ownership by Elan or EIS or any of their Affiliates on or before November 9, 2005, of an aggregate of up to twenty-five percent (25%) of the outstanding capital stock of the Company on a fully diluted basis pursuant to the terms of the Stock Purchase Agreement, the Securities Purchase Agreement and the License Agreement, or (ii) their beneficial ownership after November 9, 2005 of a percentage of the then outstanding Common Shares, equal to the percentage of the then outstanding Common Shares of the Company beneficially owned by Elan, EIS and their Affiliates on November 9, 2005, to the extent their beneficial ownership exceeds twenty percent (20%) on such date."

               3. Amendment to Section 2, "Appointment of Rights Agent." The first sentence of Section 2 of the Rights Agreement is hereby modified and amended by deleting "and the holders of the Rights (who in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares)."

               4. Effectiveness. This Amendment shall be deemed effective as of November 9, 1998, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

               5. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



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               EXECUTED as of the date first set forth above.


                                        LIGAND PHARMACEUTICALS
                                        INCORPORATED, a Delaware corporation


                                        /s/ DAVID E. ROBINSON
                                        ----------------------------------------
                                        David E. Robinson, President and Chief
                                        Executive Officer



                                        CHASEMELLON SHAREHOLDER SERVICES,
                                        L.L.C., as Successor Rights Agent


                                        /s/ ROSA M. BAUTISTA
                                        ----------------------------------------

                                        Name:  Rosa M. Bautista
                                               ---------------------------------
                                        Title: Relationship Manager
                                               ---------------------------------





                         [SIGNATURE PAGE TO AMENDMENT TO
                       PREFERRED SHARES RIGHTS AGREEMENT]